EXHIBIT 13.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
          In connection with the Annual Report of Micromem Technologies Inc. (the “Company”) on Form 20-F, as amended by this Form 20-F/A, for the fiscal year ended October 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Joseph Fuda, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, based on my knowledge, that:
          (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
          (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.
June 23, 2006

/s/ Joseph Fuda*
Joseph Fuda
Chief Executive Officer (Principal executive officer)

*	A signed original of this written statement required by Section 906 has been provided to us and will be retained by us and furnished to the Securities and Exchange Commission or its staff upon request.